UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DIRTT PROVIDES AN UPDATE ON ITS ANNUAL AND SPECIAL MEETING

OF SHAREHOLDERS AND 22NW

CALGARY, ALBERTA, MARCH 15, 2022 – DIRTT Environmental Solutions Ltd. (“DIRTT” or the “Company”) (Nasdaq: DRTT, TSX: DRT), an interior construction company that uses proprietary software to design, manufacture and install fully customizable environments, today announced updates regarding its annual and special meeting of shareholders scheduled to be held on April 26, 2022 (the “Meeting”) and 22NW Fund, LP (“22NW”).

DIRTT Remains Committed to Having Shareholders Exercise their Voting Rights at the Meeting

As announced in the Company’s December 7, 2021 press release, after careful deliberation, and with the interests of all shareholders of the Company in mind, the Company’s board of directors (the “Board”) determined the date of the Meeting based on the several factors outlined in such press release and consistent with the proper exercise of its fiduciary duty. The Board remains committed to holding the Meeting on April 26, 2022 (the “Meeting Date”), yet on March 11, 2022, counsel to 22NW sent a letter to counsel to the Company (the “March 11 Letter”) requesting confirmation that the Board will not seek to adjourn the Meeting. In the March 11 Letter, 22NW indicated that it intended to initiate legal action if such confirmation was not promptly received. The March 11 Letter did not mention that 22NW would, within a period of less than three hours, supplement its November 17, 2021 requisition (the “Requisition”) by providing notice to the Company that it would seek to nominate 7 rather than 6 persons to the Board. Despite the March 11 Letter and 22NW’s subsequent supplement to its Requisition, the Company does not intend to change the Meeting Date.

22NW’s March 4, 2022 Press Release

In its March 4, 2022 press release, 22NW claimed that the Alberta Securities Commission (the “ASC”) had “dismissed all claims against 22NW”. On March 4, 2022, the ASC rendered its decision, concluding that the respondents in such proceedings were not acting jointly or in concert, and declined to grant any of the relief sought by the Company. However, the ASC found 22NW’s 29-day late filing to be an ordinary course compliance issue under the alternative monthly reporting regime designed to protect minority shareholders, but the ASC declined to determine whether 22NW had also made an incorrect alternative monthly report. The ASC held that no remedy against 22NW was warranted since the disclosure 22NW was otherwise required to make under the applicable securities laws had subsequently been made. The ASC observed that the delinquent or inaccurate filings were not properly the subject of enforcement orders under its public interest jurisdiction. Accordingly, the Company stands by its statement that 22NW breached securities laws and continues to believe this is an important factor for shareholders to consider in voting at the Meeting.

In making its ruling, the ASC Panel noted orally that it believed the application by the Company was ill-conceived and an imprudent use of DIRTT’s resources. The Company respectfully disagrees with the ASC’s decision not to impose consequences on 22NW for the late filing and respectfully disagrees about the characterization of DIRTT’s application.

Does 22NW Have a Plan?

We cannot read the minds of 22NW and its principal, Mr. English, so we cannot say what their true motivations are in seeking to replace all of the Board. Since the Requisition was issued, we have repeatedly noted that it appears that 22NW and its principal, Mr. English, have no new plan for the Company. If 22NW and Mr. English have a new plan, they have neither provided it to the Company nor made it publicly available for shareholders. Where is the plan?

Amendment of March 7 Press Release

This press release supplements and amends the Company’s March 7, 2022 press release.

Important Additional Information Regarding Proxy Solicitation

DIRTT intends to file a definitive proxy statement (the “Definitive Proxy Statement”) with the SEC in connection with the solicitation of proxies for the Meeting. DIRTT, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the Meeting. Information regarding the names of DIRTT’s directors and executive officers and their respective interests in DIRTT by security holdings or otherwise is set forth in DIRTT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on February 25, 2022, and DIRTT’s proxy statement for the 2021 annual meeting of shareholders, as filed with the SEC on March 26, 2021. To the extent holdings of such participants in DIRTT’s securities are not reported, or have changed since the amounts described, in DIRTT’s proxy statement for the 2021 annual meeting of shareholders, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of DIRTT’s Board for election at the Meeting will be included in the Definitive Proxy Statement and accompanying BLUE proxy card. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ANY SUPPLEMENTS THERETO WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the Definitive Proxy Statement and other relevant documents filed by DIRTT free of charge from the SEC’s website, www.sec.gov. DIRTT’s shareholders will also be able to obtain, without charge, a copy of the Definitive Proxy Statement and other relevant filed documents by directing a request by mail to DIRTT Environmental Solutions Ltd., 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6 or at ir@dirtt.com or from the investor relations section of DIRTT’s website, ww.dirtt.com/investors.

Special Note Regarding Forward-Looking Statements

This news release contains forward-looking information within the meaning of applicable securities legislation, which reflects the Company’s current expectations regarding future events. In some cases, forward-looking information can be identified by such terms as “plans”, “anticipated”, “believe”, and “will”. Forward-looking information is based on a number of assumptions and is subject to a number of risks and uncertainties, many of which are beyond the Company’s control that could cause actual results and events to differ materially from those that are disclosed in or implied by such forward-looking information. The Company’s estimates, beliefs and assumptions, may prove to be incorrect. The risks and uncertainties that may affect forward-looking information include, but are not limited to, market conditions, the effect of the COVID-19 pandemic on the Company’s operations, business and financial results, and other factors discussed under “Risks Factors” in the Company’s management’s discussion and analysis in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC and applicable securities commissions or similar regulatory authorities in Canada on February 23, 2022, which is available on SEDAR (www.sedar.com) and on the SEC’s website (www.sec.gov). The Company does not undertake any obligation to update such forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable law. This forward-looking information speaks only as of the date of this news release.

About DIRTT

DIRTT is a building process powered by technology. The Company uses its proprietary ICE® software to design, manufacture and install fully customized interior environments. The technology drives DIRTT’s advanced manufacturing and provides certainty on cost, schedule, and the final result. Complete interior spaces are constructed faster, cleaner, and more sustainably. DIRTT has manufacturing facilities in Phoenix, AZ, Savannah, GA, Rock Hill, SC, and Calgary, AB. The Company works with distribution partners throughout North America. DIRTT trades on Nasdaq under the symbol “DRTT” and on the Toronto Stock Exchange under the symbol “DRT”.

Contact Information

For further information, please contact:

Media:

Hyunjoo Kim

Director, Communications, Marketing & Digital Strategy

Kingsdale Advisors

Phone: 416-867-2357

Email: hkim@kingsdaleadvisors.com

Investors:

Kim MacEachern

Investor Relations, DIRTT

403-618-4539